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                                                                Exhibit 10.21


                             TERMINATION AGREEMENT


         THIS TERMINATION AGREEMENT ("Agreement") is made between
PHYSIO-CONTROL INTERNATIONAL, INC. a Washington corporation (the "Company") and ____________________, an individual (the "Executive"), as of November 12, 1997 with respect to the following facts:

                                   RECITALS:

         A. The Executive is a principal officer of the Company and an integral part of its management.

         B. The Company wishes to assure both itself and the Executive of continuity of management in the event of any actual or threatened change of control of the Company.

         C. This Agreement is not intended to alter materially the compensation and benefits that the Executive could reasonably expect in the absence of a change in control of the Company and, accordingly, this Agreement, though taking effect upon execution thereof, will be operative only upon a change of control of the Company, as that term is defined herein.


                                  AGREEMENT
                                  ---------
         NOW, THEREFORE, in consideration of the foregoing recitals and the agreements of the parties contained herein, the parties do hereby agree as follows:

1.       Operation of Agreement
         ----------------------
         This Agreement shall be effective immediately upon its execution by the parties hereto. Anything in this Agreement to the contrary notwithstanding, neither this Agreement nor any provision thereof shall be operative unless and until there has been a "Change in Control" of the Company as defined in Section 5 below. Upon such a Change in Control of the Company, this Agreement and all provisions hereof shall become operative immediately.

2.       Purpose and Intent
         ------------------
         The Board of Directors of the Company (the "Board") recognizes the possibility of a Change in Control of the Company exists and that such possibility, and the uncertainty and questions which it necessarily raises among management, may result in the departure or distraction of key management personnel to the detriment of the

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Company  and its shareholders in this period when their undivided attention and commitment to the best interests of the Company and its shareholders are particularly important. Accordingly, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control of the Company.

3.       Term of Agreement
         -----------------
         This Agreement shall be effective upon the execution thereof by the parties, and shall remain in effect until December 31, 2002, at which time it shall terminate; provided, however, that the term of this Agreement shall be extended by one day for each day after December 31, 2000 that notice of termination by either party has not been given to the other, so that at all times after December 31, 2000, if neither party has given notice of termination then this Agreement shall extend for two years. If any notice of termination is given after December 31, 2000, then this Agreement shall terminate on that date two years after such notice is given.

4.       Termination Following Change in Control
         ---------------------------------------
         For purposes hereof only, a termination of the Executive's employment following a Change in Control ("Termination Following Change in Control") shall be deemed to occur if at any time during the two-year period immediately following a Change in Control:

         (a) there has been an actual termination by the Company of the Executive's employment, other than "for cause" as defined herein;

         (b) the Company reduces the Executive's base salary, bonus computation or title;

         (c) the Company substantially reduces the Executive's responsibilities as in effect immediately prior to the Change in Control or as the same may be increased from time to time, or there is a change in employment conditions deemed by the Executive to be materially adverse as compared to those in effect immediately prior to the Change in Control, any of which is not remedied within 30 days after receipt by the Company of notice by the Executive, of such reduction in responsibilities or change in employment conditions;

         (d) without the Executive's express written consent, the Company requires the Executive to be based anywhere other than King County, Washington,



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                  except for required travel on the Company's business to an extent substantially consistent with that prior to the Change in Control;

         (e) the Company fails to obtain the assumption of the performance of this Agreement by any successor of the Company; or

         (f) the Company takes any action which would deprive the Executive of any material fringe benefit enjoyed by the executive at the time of the Change in Control, or the Company fails to provide the Executive with the number of paid vacation days to which the Executive is then entitled in accordance with the Company's normal vacation policy in effect on the date of the Change in Control.

The voluntary termination by the Executive of his employment by the Company shall in no event constitute a "Termination Following Change in Control".

5.       Definition of Change in Control
         -------------------------------
         A Change in Control will be deemed to have occurred if:

         (a) any "person," as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1943 (the "Exchange Act"), is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding equity securities;

         (b) during any period of twenty-four (24) consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such twenty-four (24) month period were directors of the Company for whom the Executive shall have voted cease for any reason to constitute at least a majority of the Board of Directors of the Company;

         (c) an event occurs which constitutes a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirements;

         (d) there is a merger or consolidation of the Company in which the Company does not survive as an independent public company; or

         (e) the business or businesses of the Company for which the Executive's services are principally performed are disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary) of the Company, or otherwise.

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6.       COMPENSATION FOLLOWING TERMINATION
         ----------------------------------
         (a) Subject to the terms and conditions of this Agreement, upon a Termination Following Change in Control, as defined in Section 4, which occurs during the term of this Agreement, the Executive shall be entitled to (i) a lump sum payment, within fifteen (15) days following such termination, in an amount equal to ________________ times the highest annual level of total cash compensation (including any and all bonus amounts) paid to the Executive by the Company (as reported on Form W-2) during the three calendar years ended immediately prior to such termination, (ii) the immediate vesting of all previously granted but unvested stock options to acquire securities from the Company which were outstanding on the date of the termination, and (iii) payment by the Company of continuing health coverage for a period of twenty-four
                  (24) months, at a level commensurate with that which the Executive enjoyed with the Company immediately prior to such Change in Control.

         (b) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this
                  Section 6 be reduced by any amounts to which the Executive shall be entitled by law (nor shall payment hereunder be deemed in lieu of such amounts), by any compensation earned by the Executive as the result of employment by another employer or by retirement benefits after the date of termination or voluntary termination, or otherwise, provided however, if Executive receives health coverage through subsequent employment during such twenty-four (24) month period at a level commensurate with that which Executive enjoyed with the Company, the Company's obligations under
                  Section 6 (a) (iii) shall cease.

         (c) Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or registration. In lieu of withholding such amounts, the Company may accept other provisions to the end that it has sufficient funds to pay all taxes required by law to be withheld in respect of any or all of such payments.



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7.       Definition of "For Cause"
         -------------------------
         The Termination of the Executive's employment by the Company shall be deemed "For Cause" if it results from:

         (a) the willful and continued failure by the Executive to substantially perform his duties hereunder or regular failure to follow the specific directives of the Board, after demand for substantial performance that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties is delivered by the Company;

         (b) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise;

         (c)      the Executive's death; or

         (d) an accident or illness which renders the Executive unable, for a period of at least six (6) consecutive months, to perform the essential functions of his job, notwithstanding the provision of reasonable accommodation by Employer.

         For purposes of this section, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that this action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated For Cause under subsection (a) or (b) without (i) reasonable notice to the Executive setting forth the reasons for the Company's intention to terminate For Cause, (ii) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (iii) delivery to the Executive of a notice of termination from the Board finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth above in clause (a) or
(b) of the preceding sentence and specifying the particulars thereof in detail.

8.       Tax Treatment
         -------------
         It is the intention of the parties that no portion of the payment made under Section 6 hereof (The "Termination Payment") or any other payment under this Agreement, or payments to or for the Executive's benefit under any other agreement or plan, be deemed to be an excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or its successors. However, should it be asserted that any amount to be received by Executive hereunder is an excess parachute payment, it is agreed that the present value of the Termination Payment and any other payment to or for the Executive's benefit in the nature of

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compensation, receipt of which is contingent on the Change in Control of the
Company, and to which Section 280G of the Code or any successor provision thereto applies (in the aggregate "Total Payments") exceeds an amount in excess of the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Code or any successor provisions thereto, Executive shall nevertheless be entitled to all such payments and the Company shall indemnify Executive for any tax imposed under
Section 4999 of the Code or any successor provisions thereto, including payment of the tax due on any payments made to Executive or on behalf of Executive to pay such taxes (i.e. "gross up").

         Within six (6) days following delivery of written notice by the Company to the Executive of the Company's belief that there is a payment or benefit due which will result in an excess parachute payment as defined in
Section 280G of the Code or any successor provisions, the Company and the Executive, at the Company's expense, shall obtain the opinion of legal counsel and certified public accountants, as the Company and Executive may mutually agree upon, which opinions need not be unqualified, which sets forth
(i) the amount of the Executive's Base Period Income, as defined in Section 280G of the Code, (ii) the present value of Total Payments, and (iii) the amount and present value of any excess parachute payments.

         In the event such opinions determine that there would be an excess parachute payment, included in the Termination Payment hereunder, or any other payment determined by such counsel to be includable in Total Payments, such opinions shall include the amount of tax due in relation thereto and the amount of the total gross up payment required for indemnification of the
Executive by the Company.   Such amounts shall then promptly be paid by the
Company to the Executive or to the Internal Revenue Service on behalf of the Executive. The provisions of this Section, including the calculations, notices and opinions provided herein, shall be based upon the conclusive presumption that (i) the compensation and benefits provided herein and (ii) any other compensation, including but not limited to any accrued benefits, earned by the Executive prior to the Change in Control of the Company pursuant to the Company's compensation programs, would have been reasonable if made in the future in any event, even though the timing of such payment is triggered by the Change in Control of the Company. In the event such legal counsel so requests in connection with the Section 280G opinion required by this Section, the Company and Executive shall obtain, at the Company's expense, the advice of a firm of recognized executive compensation consultants concerning the reasonableness of any item of compensation to be received by the Executive, on which advice legal counsel may rely in providing their opinion. In the event that the provisions of Sections 280G and 4999 of the code for any successor provision are repealed without succession, this Section shall be of no further force or effect.

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9.       Miscellaneous
         -------------
         (a) Intent. This Agreement is made by the Company in order to induce the Executive to remain in the Company's employ, with the Company's acknowledgment and intent that it will be relied upon by the Executive, and in consideration of the services to be performed by the Executive from time to time hereafter. However, this Agreement is not an agreement to employ the Executive for any period of time or at all, and the terms and conditions of the Executive's employment, other than those expressly addressed herein, shall be subject to and governed by a separate agreement of employment between the Company and the Executive. This Agreement is intended only as an agreement to provide the Executive with a specified compensation and benefits if he or she is terminated following a Change in Control.

         (b) Attorney's Fees. If any action at law or in equity is commenced to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys' fees incurred by the successful party or parties (including, without limitation, costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of the judgment.

         (c) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Washington.

         (d)      Successors and Assigns

                  (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree in writing to perform this Agreement. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall require the Company to pay to the Executive compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder in the event of a Termination Following
                  Change in Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed to be the date on which the Executive shall receive such compensation from the Company. As used in this Agreement, "Company" shall mean the Company as herein above defined


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                   and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation or law or otherwise.

                  (ii) This Agreement shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there is no such designee, to Executive's estate.

         (e) Notices. Except as otherwise expressly provided herein, any notice, demand or payment required or permitted to be given or paid shall be deemed duly given or paid only if personally delivered or sent by United States mail and shall be deemed to have been given when personally delivered or two (2) days after having been deposited in the United States mail, certified mail, return receipt requested, properly addressed with postage prepaid. All notices or demands shall be effective only if given in writing. For the purpose hereof, the addresses of the parties hereto (until notice of a change thereof is given as provided in this Section 9(f), shall be as follows:

                  The Company:         PHYSIO-CONTROL INTERNATIONAL
                                       11811 Willows Road, NE
                                       Redmond, WA 98052
                                       Attn.: Corporate Secretary

                  Executive:             __________________
                                         __________________
                                         __________________

         (f) Severability. In the event any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severed from the rest of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (g) Entirety. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous agreement or understandings relating to the subject matter hereof.

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         (h)      Amendment.  This Agreement may be amended only by a
                  written instrument signed by the parties hereto, which makes specific reference to this Agreement.

         (i) Setoff. There shall be no right of setoff or counterclaim, in respect of any claim, debt or obligation, against any payments to the Executive, his dependents, beneficiaries or estate provided for in this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

         THE COMPANY:                   PHYSIO-CONTROL INTERNATIONAL

                                        By:



         EXECUTIVE:                     ____________________________




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